As filed with the Securities and Exchange Commission on August 30, 2000
                                               Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                         SPECTRUM ORGANIC PRODUCTS, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)

      California                                         94-3076294
      ----------                                         ----------
State of Incorporation)                     (I.R.S. Employer Identification No.)



                               133 Copeland Street
                           Petaluma, California 94952
                     --------------------------------------
                    (Address of principal executive offices)



                             1995 Stock Option Plan
                             ----------------------
                            (Full title of the plans)


                    Jethren Phillips, Chief Executive Officer
                               133 Copeland Street
                           Petaluma, California 94952
                                 (707) 778-8900
             -------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)




                                   Copies to:
                           Susan Cooper Philpot, Esq.
                               COOLEY GODWARD LLP
                         One Maritime Plaza, 20th Floor
                             San Francisco, CA 94111
                                 (415) 693-2000



                         CALCULATION OF REGISTRATION FEE
===================================================================================================================

                                                     Proposed Maximum        Proposed Maximum
    Title of Securities                                  Offering               Aggregate             Amount of
     to be Registered     Amount to be Registered   Price per Share (1)     Offering Price (1)     Registration Fee
-------------------------------------------------------------------------------------------------------------------

       Common Stock           4,500,000 shares            $0.6715                $3,021,750             $797.74
     without par value

===================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on August 24, 2000 as reported on the NASD OTC Bulletin Board.






                                       2.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Spectrum Organic Products, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's latest annual report on Form 10-K SB filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

     (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                            DESCRIPTION OF SECURITIES

     Not applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 317 of the California General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.
Section IV of the Company's Articles of Incorporation provides that: "The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California Law." The Company's By-laws require the Company to indemnify its directors and officers to the maximum extent permitted by California law.

                       EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.



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

                                    EXHIBITS


Exhibit
Number
     5         Opinion of Cooley Godward LLP.
    23.1       Consent of BDO Seidman, LLP
    23.2       Consent of Cooley Godward LLP is contained in Exhibit 5 to this
                 Registration Statement
    24         Power of Attorney is contained on the signature pages.
    99.1       1995 Stock Option Plan
    99.2       Incentive Stock Option Agreement and  Nonqualified  Stock Option
                 Agreement used in connection with the 1995 Stock Option Plan


                                  UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.






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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petaluma, State of California, on July 19, 2000.


                                         SPECTRUM ORGANIC PRODUCTS, INC.


                                         By: /s/  Jethren Phillips
                                            ------------------------------------
                                                      Jethren Phillips

                                         Title:  Chief Executive Officer
                                                 -------------------------------





                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jethren Phillips and Phillip Moore, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                 Title                              Date
                 ---------                                 -----                              ----

/s/  Jethren Phillips                          Chief Executive Officer and Director       July 19, 2000
---------------------------------------
             JETHREN PHILLIPS

/s/  Robert Fowles                             Chief Financial Officer (Principal         July 19, 2000
---------------------------------------        Financial Officer)
               ROBERT FOWLES

/s/  Larry Lawton                              Controller (Principal Accounting           July 20, 2000
---------------------------------------        Officer)
               LARRY LAWTON


/s/  John Battendieri                          Director                                   July 19, 2000
---------------------------------------
             JOHN BATTENDIERI

/s/  Charles Lynch                             Director                                   July 20, 2000
---------------------------------------
               CHARLES LYNCH

/s/  Phillip Moore                             Director                                   July 19, 2000
---------------------------------------
               PHILLIP MOORE


                                  EXHIBIT INDEX


   Exhibit                                                       Sequential Page
    Number                        Description                        Numbers
    ------                        -----------                        -------

      5          Opinion of Cooley Godward LLP
     23.1        Consentof BDO Seidman, LLP
     23.2        Consent of Cooley Godward LLP is
                  contained in Exhibit 5 to this
                  Registration Statement
     24          Power of Attorney is contained on
                  the signature pages.
     99.1        1995 Stock Option Plan
     99.2        Incentive Stock Option  Agreement and
                  Nonqualified  Stock Option Agreement
                  used in connection with the 1995 Stock
                  Option Plan